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                                                                      EXHIBIT 21

                              RETAIL VENTURES, INC.

                              LIST OF SUBSIDIARIES

REF.                                                 STATE OF         PARENT CO.         PARENT PCT.
 NO.  NAME                                         INCORPORATION       REF. No.           OWNERSHIP
 ---  ----                                         -------------       --------          ---------
 1.   Retail Ventures, Inc.                        Ohio                  1.                Parent
 2.   J. S. Overland Delivery, Inc.                Delaware              1.                100.0%
 3.   Carlyn Advertising Agency, Inc.              Delaware              1.                100.0%
 4.   Retail Ventures Services, Inc.               Ohio                  1.                100.0%
 5.   Value City Acquisition Corp.                 Delaware              1.                100.0%
 6.   Retail Ventures Jewelry, Inc.                Ohio                  1.                100.0%
 7.   Retail Ventures Imports, Inc.(1)             Ohio                  1.                100.0%
 8.   Value City Department Stores, Inc.           Ohio                  1.                100.0%
 9.   Westerville Road GP, Inc.                    Delaware              8.                100.0%
10.   Westerville Road LP, Inc.                    Delaware              8.                100.0%
11.   Shonac Corporation                           Ohio                  8.                100.0%
12.   Value City of Michigan, Inc.                 Michigan              8.                100.0%
13.   Gramex Retail Stores, Inc.                   Delaware              8.                100.0%
14.   Filene's Basement, Inc.(2)                   Delaware              8.                100.0%
15.   Value City Limited Partnership(3)            Ohio                  9.                  1.0%
                                                                        10.                 99.0%
16.   DSW Shoe Warehouse, Inc.                     Missouri             11.                100.0%
17.   Value City Department Stores Services, Inc.  Delaware             12.                100.0%
18.   GB Retailers, Inc.                           Delaware             12.                100.0%

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      (1)   Formerly known as VC Acquisition, Inc.

      (2)   Formerly known as Base Acquisition Corp.

      (3)   This is a limited partnership, not an incorporated entity.